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                                                                   EXHIBIT 10.23


                           InternetStudios.com, Inc.
                           Onlinefilmsales.com, LLC
                                1351 4th Street
                                    Suite 227
                            Santa Monica, CA 90401

                                                                  March 28, 2000


MediaChase Ltd.
8286 Santa Monica Boulevard
West Hollywood, CA  90046

Ladies and Gentlemen:

         This letter sets forth the principal terms of the agreement between InternetStudios.com, Inc., a Nevada corporation ("InternetStudios"), Onlinefilmsales.com, LLC, a Delaware limited liability company and a wholly-owned subsidiary of InternetStudios ("Online"), MediaChase Ltd., a Delaware corporation ("MediaChase"), StudioBuzz.com, LLC, a Delaware limited liability company owned by MediaChase ("StudioBuzz"), ReporterTV.com, LLC, a Delaware limited liability company owned by MediaChase ("ReporterTV"), The Dot To Watch, LLC, a Delaware limited liability company owned by MediaChase ("TDTW") and ReporterTV.com, Inc., a Nevada corporation ("RTVN") regarding
(i) the formation and capitalization of StudioBuzz and ReporterTV, (ii) Online's acquisition of an interest in StudioBuzz and ReporterTV; (iii) MediaChase's acquisition of an interest in Online; and (iv) MediaChase's agreement to provide certain consulting services to StudioBuzz and Online. Such agreement is made with reference to the following:

         A. The Limited Liability Company Agreement of Online, dated of even date herewith (the "OFS Operating Agreement").

         B. The Limited Liability Company Agreement of StudioBuzz, dated of even date herewith (the "StudioBuzz Operating Agreement");

         C. The Limited Liability Company Agreement of ReporterTV, dated of even date herewith (the "ReporterTV Operating Agreement");

         D. The Consulting Agreement between MediaChase and StudioBuzz, dated of even date herewith (the "StudioBuzz Consulting Agreement");

         E. The Consulting Agreement between MediaChase and Online, dated of even date herewith (the "Online Consulting Agreement");

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         F. The Contribution, Assignment and Assumption Agreement, dated of even date herewith, between MediaChase and The Dot To Watch, LLC, a Delaware limited liability company owned by MediaChase ("TDTW"), on the one hand, and ReporterTV, on the other hand (the "RTV Contribution Agreement");

         G. The Contribution, Assignment and Assumption Agreement, dated of even date herewith, between MediaChase and StudioBuzz (the "SB Contribution Agreement");

         H. The Contribution, Assignment and Assumption Agreement, dated of even date herewith, between RTVN and ReporterTV (the "RTVN Contribution Agreement");

         I. The Contribution, Assignment and Assumption Agreements (other than the RTV Contribution Agreement, the SB Contribution Agreement and the RTVN Contribution Agreement) being executed concurrently herewith to effectuate the transactions contemplated below (such contribution agreements, together with the RTV Contribution Agreement and the SB Contribution Agreement are collectively referred to herein as the "Contribution Agreements");

         J. The Assignment of Lease and Landlord's Consent relating to the transfer to ReporterTV of the Lease Agreement, dated September 30, 1999, between MediaChase and RTVN, on the one hand, and Maxine Sonnenburg, on the other hand (the "Lease Assignment"); and

         K. The Allonge, dated of even date herewith, transferring to ReporterTV the Promissory Note executed by MediaChase in favor of Online (as successor-in-interest to InternetStudios), as amended, and the termination agreements releasing MediaChase from its obligations thereunder and under the security documents executed in connection therewith ("Termination Documents").

The OFS Operating Agreement, the StudioBuzz Operating Agreement and the ReporterTV Operating Agreement are collectively referred to as the "Operating Agreements." The StudioBuzz Consulting Agreement and the Online Consulting Agreement are sometimes collectively referred to as the "Consulting Agreements." The Operating Agreements, the Consulting Agreements, the Contribution Agreements, the Lease Assignment and the Termination Documents are collectively referred to as the "Agreements."

         With reference to the above, the parties agree as follows:

         1. In order to implement the transactions described in the Agreements, the parties need to take various actions, including, without limitation, the following:

             (a) each of the parties shall use its reasonable and diligent best efforts to execute such further documents and instruments and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and of the Agreements and the transactions contemplated hereby and thereby, with the anticipation that all such matters will be completed by April 30, 2000;


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             (b)  dissolution of RTVN and TDTW; and

             (c) obtaining all consents and approvals required as a result of consummation of the transactions contemplated by the Agreements or the written waiver of such by the parties required to give such consent.

         2. Concurrently with the execution of this Agreement, Online agrees to pay to MediaChase the amounts outstanding invoices for Online of $418,939.

         3. ReporterTV and MediaChase hereby agree that MediaChase shall have the right on a part-time basis to use following employees being transferred from TDTW to ReporterTV: Dave Darmour, Terry Lee, Ben Daughtrey and Michael Wright in connection with MediaChase's business; provided, however, that MediaChase will promptly upon request reimburse ReporterTV for a pro rated portion of the weekly base salary payable by ReporterTV to such employees (based upon the amount of time during normal business hours that MediaChase uses the employees services during such week) together with a prorated portion of overhead associated with such employee, if applicable. Notwithstanding the foregoing, MediaChase agrees that any provision of services to MediaChase by any of the foregoing employees of ReporterTV shall take into account the workload of such employee and in the event of any conflict between the needs of ReporterTV and MediaChase, the needs of ReporterTV with respect to utilization of such employee shall have priority.

         4. ReporterTV hereby agrees to defend, indemnify and hold harmless MediaChase and its principals, officers, directors, employees and affiliates from and against any and all liabilities, losses, damages, costs and expenses (including reasonable legal fees and expenses) associated with any claim or action brought against them by a third party arising out of, relating to or otherwise in connection with the Assets and Liabilities (as defined in the RTV Contribution Agreement) being transferred or assumed by it under the RTV Contribution Agreement or otherwise relating to its businesses; provided, however, that the foregoing shall not be deemed to relieve MediaChase of its obligation to indemnify ReporterTV or its affiliates to the extent provided herein. StudioBuzz hereby agrees to defend, indemnify and hold harmless MediaChase and its principals, officers, directors, employees and affiliates from and against any and all liabilities, losses, damages, costs and expenses (including reasonable legal fees and expenses) associated with any claim or action brought against them by a third party arising out of, relating to or otherwise in connection with the Assets and Liabilities (as defined in the SB Contribution Agreement) being transferred or assumed by it under the SB Contribution Agreement or otherwise relating to its businesses; provided, however, that the foregoing shall not be deemed to relieve MediaChase of its obligation to indemnify StudioBuzz or its affiliates to the extent provided herein. MediaChase agrees to indemnify and hold harmless ReporterTV and StudioBuzz and its principals, officers, directors, employees and affiliates from and against any and all liabilities, losses, damages, costs and expenses (including reasonable legal fees and expenses) associated with any claim or action brought against them by a third party arising out of the liabilities that are determined to be excluded from the Liabilities under the RTV Contribution Agreement and the SB Contribution Agreement, respectively. The party being


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indemnified hereunder (the "indemnified party") shall notify the party agreeing to indemnify such party (the "indemnifying party") promptly of any such claim in writing, provided, however, that the failure to give such notice shall not relieve the indemnifying party of the indemnifying party's obligations hereunder except to the extent that the indemnifying party was actually and materially prejudiced by such failure with the indemnified party's liability limited to direct damages caused by such failure. The indemnifying party will have the sole right to conduct the defense of any such claim or action (with counsel reasonably satisfactory to the indemnified party) and all negotiations for its settlement or compromise unless otherwise agreed to in writing. However, if the indemnifying party, after receiving notice of any such claim, fails promptly to begin the defense of such claim or action, the indemnified party may (upon notice to the indemnifying party) retain counsel and commence to undertake the defense, compromise, or settlement of such claim or action and any such actions shall be at the expense of the indemnifying party unless and until indemnifying party undertakes the defense as contemplated herein. Neither party may enter into any compromise or settlement that materially affects the other party without the other party's written approval.

         5. The parties agree that the amount set forth in Exhibit A of the OFS Operating Agreement as InternetStudios' Capital Contribution, shall be revised following the audit of InternetStudios' Balance Sheet as of March 31, 2000 to reflect the book value of the assets contributed by InternetStudios to Online as of March 31, 2000.

         6. This Agreement and the agreements referred to herein or therein contain a full and complete statement of the terms of the mutual understanding of the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, proposals, representations and warranties. This Agreement can be amended only by a writing signed by all parties who have signed this Agreement.

         7. Except as otherwise provided, the provisions of this Agreement and all duties, obligations and rights arising herefrom shall be governed by and interpreted in accordance with the local laws of the State of California, without giving effect to the principles of conflicts of laws thereof.

         8. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited or invalid under applicable law, either in whole or in part, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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         If the above accurately reflects the understanding of the parties, please so indicate by executing this Agreement in the space provided below.

                                        INTERNETSTUDIOS.COM, LLC



                                        By:_________________________________

                                        Its:_________________________________

                                        ONLINEFILMSALES.COM, LLC



                                        By:_________________________________

                                        Its:_________________________________

Acknowledged and Agreed:

MEDIACHASE, LTD.



By:________________________________

Its:_______________________________

THE DOT TO WATCH, LLC



By:________________________________

Its:_______________________________

STUDIOBUZZ.COM, LLC

By:      InternetStudios.com, Inc.,
         Its Manager

         By:________________________
         Name:______________________


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REPORTERTV.COM, LLC

By:      InternetStudios.com, Inc.,
         Its Manager

         By:________________________
         Name:______________________


REPORTERTV.COM, INC.


By:________________________________

Its:_______________________________

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